UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

Par Pacific Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Unit Purchase Agreement

On July 14, 2016 (the “Closing Date”), a subsidiary (the “Buyer”) of Par Pacific Holdings, Inc., a Delaware corporation (the “Company”), entered into the first amendment (the “Unit Purchase Agreement Amendment”) to the Unit Purchase Agreement dated June 14, 2016 (the “Purchase Agreement”), among the Buyer, Black Elk Refining, LLC, a Delaware limited liability company (the “Seller”), and solely for the limited purposes set forth in the Purchase Agreement, the Company, pursuant to which the Buyer acquired from the Seller (the “Acquisition”) all of the issued and outstanding units representing the membership interests (the “Purchased Units”) in Hermes Consolidated, LLC, a Delaware limited liability company doing business as Wyoming Refining Company (“Wyoming Refining Company”). Pursuant to the Unit Purchase Agreement Amendment, the parties agreed to, among other things, amend certain defined terms in the Purchase Agreement, update certain of the Seller’s disclosure schedules and amend the provisions of the Purchase Agreement with respect to the measurement of hydrocarbon inventory and with respect to certain employment-related obligations of the Seller.

The foregoing description of the Unit Purchase Agreement Amendment is qualified in its entirety by reference to the Unit Purchase Agreement Amendment, a copy of which is attached hereto as Exhibit 2.2 and incorporated by reference herein.

Chambers Credit Agreement

On the Closing Date, in connection with the consummation of the Acquisition, Par Wyoming Holdings, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Company (“Par Wyoming Holdings”), entered into a Credit Agreement (the “Chambers Credit Agreement”) with Chambers Energy Management, LP, as administrative agent (the “Agent”), and the lenders party thereto from time to time (the “Lenders”). Pursuant to the Chambers Credit Agreement, the Lenders made a single advance term loan to Par Wyoming Holdings in the amount of $65.0 million (the “Loan”) at the closing of the Acquisition. The proceeds of the Loan were used to pay a portion of the consideration for the Purchased Units and to pay certain fees and closing costs.

Set forth below are certain of the additional material terms of the Chambers Credit Agreement:

Mandatory Prepayments: The Chambers Credit Agreement requires net proceeds in connection with certain asset sales, debt or equity issuances and events of loss, subject to certain limitations, to be applied to prepay the Loan or any principal amount outstanding under the BofA Loan Agreement (as defined below), unless otherwise approved by the Required Lenders (as defined in the Chambers Credit Agreement). Additionally, upon a change of control of Par Wyoming Holdings or any of its subsidiaries, each Lender may require, in its sole discretion, Par Wyoming Holdings to prepay all, but not less than all, of the outstanding principal amount of such Lender’s Loan, plus the accrued and unpaid interest thereon, plus the applicable change of control premium at the time of such prepayment.

Optional Prepayment: Par Wyoming Holdings may at its option prepay the Loan at any time, in whole or in part. If such prepayment is made at any time prior to the second anniversary of the Closing Date, Pay Wyoming Holdings will be required to pay an additional premium amount equal to the remaining scheduled payments of interest from the applicable prepayment date to the second anniversary of the Closing Date on the principal amount of the Loan being prepaid.

Security and Collateral: The Loan made under the Chambers Credit Agreement is secured by a security interest in substantially all of the assets of Par Wyoming Holdings, including a pledge of the equity interests of the Buyer, and by a security interest in all of the equity interests in Par Wyoming Holdings held by Par Petroleum, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company.

Covenants: The Chambers Credit Agreement contains various affirmative and negative covenants affecting the businesses and operations of Par Wyoming Holdings, the Buyer, Wyoming Refining Company and each of their respective subsidiaries. In addition, the Chambers Credit Agreement requires compliance with a leverage ratio covenant tested quarterly commencing on September 30, 2017.

Maturity: The Loan matures and is fully payable on July 14, 2021.

Interest: Interest is payable entirely in cash or, at Par Wyoming Holdings’ election with respect to any fiscal quarter, entirely in paid-in-kind (“PIK”) interest, provided that Par Wyoming Holdings may not elect to pay interest in the form of PIK interest for more than twelve fiscal quarters in the aggregate. The Loan will bear interest at a rate equal to LIBOR plus an applicable interest margin. With respect to cash interest, the applicable interest margin is a rate per annum equal to 9.5%. With respect to PIK interest, the applicable interest margin is a rate per annum equal to 13%. Interest is payable in arrears on (a) the last day of each fiscal quarter, (b) the maturity date and (c) the date of any repayment or prepayment of the Loan.

Fees. Par Wyoming Holdings is required to pay the Agent an annual nonrefundable administration fee equal to $50,000. Such fee was paid in advance on the Closing Date and will be paid thereafter on each anniversary of the Closing Date prior to the maturity date or the prepayment of all Loans outstanding under the Chambers Credit Agreement.

The foregoing description of the Chambers Credit Agreement is qualified in its entirety by reference to the Chambers Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Bank of America Loan Agreement

Wyoming Refining Company and its wholly owned subsidiary, Wyoming Pipeline Company LLC, a Wyoming limited liability company (“Wyoming Pipeline Company”), are borrowers (the “BofA Facility Borrowers”) under that certain Third Amended and Restated Loan Agreement dated as of April 30, 2015 (as amended from time to time, the “BofA Loan Agreement”), with Bank of America, N.A., as the lender (“BofA”). The BofA Loan Agreement remained in place following the consummation of the Acquisition.

On the Closing Date, in connection with the consummation of the Acquisition, the BofA Loan Agreement was amended pursuant to that certain Third Amendment to Third Amended and Restated Loan Agreement (the “Third Loan Amendment”) and that certain Fourth Amendment to Third Amended and Restated Loan Agreement (the “Fourth Loan Amendment”). Pursuant to the Third Loan Amendment, which was entered into immediately prior to the consummation of the Acquisition, the Seller was released from all of its obligations under the BofA Loan Agreement and the Buyer joined and became a party to the BofA Loan Agreement and applicable security agreement, and guaranteed all obligations of the BofA Facility Borrowers under the BofA Loan Agreement. The Fourth Loan Amendment was entered into immediately following the consummation of the Acquisition, and amended certain covenants in the BofA Loan Agreement applicable to the Buyer and the BofA Facility Borrowers.

The BofA Loan Agreement provides for (a) a revolving credit facility in the maximum principal amount at any time outstanding of $30,000,000, subject to a borrowing base, which provides for revolving loans and for the issuance of letters of credit, and (b) certain term loans which are fully advanced. Once repaid, the term loans may not be reborrowed. On the Closing Date, the aggregate outstanding principal amount of the term loans under the BofA Loan Agreement was $58,035,716 and the aggregate outstanding principal amount of revolving loans and letter of credit obligations under the BofA Loan Agreement was $10,170,000.

Set forth below are certain of the additional material terms of the BofA Loan Agreement:

Interest: The outstanding principal amount of each revolving loan and each term loan bears interest at a fluctuating rate per annum equal to (i) during the periods such revolving loan or term loan, as applicable, is a base rate loan, the base rate plus the applicable margin in effect from time to time, and (ii) during the periods such revolving loan or term loan, as applicable, is a LIBOR Loan, at LIBOR for the applicable interest period plus the applicable margin in effect from time to time. At any time after an event of default has occurred and is continuing under the BofA Loan Agreement, the principal amount of the loans thereunder, all overdue interest and all fees owing under the BofA Loan Agreement shall bear interest at the rate per annum equal to 2.00% plus the then-applicable interest rate.

Prepayment. The BofA Facility Borrowers may at any time and from time to time prepay the revolving loans, in whole or in part, without premium or penalty. The term loan may be prepaid by the BofA Facility Borrowers, at their option from time to time (but only one time during any specific calendar month), in increments of $1,000,000 without penalty or premium. The maturity date of the revolving loans is April 30, 2018, on which date all revolving loans will be due and payable in full. The term loan is repaid on the first business day of each calendar quarter in consecutive quarterly installments of $2,321,428, which repayments commenced on January 4, 2016 and end on April 2, 2018, with all remaining amounts owing under the outstanding term loan being due and payable on April 30, 2018. In addition, the loans are subject to mandatory repayment in connection with certain asset sales, equity issuances, and events of loss, subject to certain limitations.

Collateral. The loans and letters of credit issued under the BofA Loan Agreement are secured by a first-priority security interest in and lien on substantially all assets of the BofA Facility Borrowers’ and theBuyer’s, including mortgages on the Refinery (as defined below) property and the BofA Facility Borrowers’ auxiliary real estate. The obligations of the BofA Facility Borrowers are guaranteed by the Buyer.

Covenants. The BofA Loan Agreement requires the Buyer and the BofA Facility Borrowers to comply with various affirmative and negative covenants affecting their respective businesses, including certain financial covenants tested on a monthly basis through December 31, 2016, and quarterly thereafter.

The foregoing description of the BofA Loan Agreement is qualified in its entirety by reference to the BofA Loan Agreement, the First Amendment to the BofA Loan Agreement, the Second Amendment to the BofA Loan Agreement, the Third Loan Amendment and the Fourth Loan Amendment, copies of which are attached hereto as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated by reference herein.

Issuance of 2.50% Convertible Subordinated Bridge Notes

On the Closing Date, the Company issued $52,631,580 in aggregate principal amount of its 2.50% convertible subordinated bridge notes (the “Bridge Notes”) in a private offering pursuant to the terms of a note purchase agreement (the “Note Purchase Agreement”) entered into among the Company and the purchasers of the Bridge Notes (the “Bridge Note Purchasers”). The net proceeds (including the commitment fees, but excluding transaction expenses) from the sale of the Bridge Notes of $50 million were used to fund a portion of the consideration for the Purchased Units.

The Note Purchase Agreement and the form of Bridge Note provide, among other things, that the Bridge Notes will bear interest at the per annum rate of 2.50% from the Closing Date. Interest on the unpaid principal amount of the Bridge Notes will be payable at maturity, upon prepayment, and after maturity, on demand. Any amount of principal and/or interest that is not paid when due will bear interest at the per annum rate of 4.50%.

Subject to the conversion of the Bridge Notes (as described below), the entire outstanding principal balance of the Bridge Notes, plus accrued and unpaid interest thereon, will be due and payable on October 12, 2016 (the “Bridge Note Maturity Date”). In the event that the Company has commenced, but not closed, a registered pro rata subscription rights offering (the “Rights Offering”) for the Company’s common stock, par value $0.01 per share (the “Common Stock”), on or prior to the Bridge Note Maturity Date, the Bridge Note Maturity Date will be automatically extended to November 14, 2016 (the “Extended Bridge Note Maturity Date”) in exchange for the payment of a cash extension fee in an amount equal to 0.25% of the principal amount of the Bridge Notes delivered on the Bridge Note Maturity Date. In the event that the Company has not commenced the Rights Offering on or prior to the Bridge Note Maturity Date, the Bridge Note Maturity Date will not be extended, the Bridge Notes will be converted into Common Stock and the Company will pay a cash fee in an amount equal to 7.55% of the principal amount of the Bridge Notes outstanding and converted into shares of Common Stock on the Bridge Note Maturity Date.

The Bridge Notes will convert automatically into shares of Common Stock upon the occurrence of the earlier (such occurrence, the “Mandatory Conversion Date”) of (i) the Bridge Note Maturity Date or, if the Bridge Note Maturity Date is extended, the Extended Bridge Note Maturity Date, and (ii) the closing of the Rights Offering. Upon the closing of the Rights Offering and prior to the mandatory conversion of the Bridge Notes, all of the net proceeds of the Rights Offering will first be applied to pay (i) any and all unpaid expenses incurred by the Bridge Note Purchasers, (ii) all accrued and unpaid interest on the Bridge Notes and (iii) the outstanding principal amount of the Bridge Notes. Thereafter, to the extent not paid in cash with the net proceeds from the Rights Offering, all, but not less than all, of the outstanding aggregate principal amount plus accrued and unpaid interest, if any, on the Bridge Notes will convert into a number of shares of Common Stock (rounded up to the nearest whole share of Common Stock) equal to the quotient obtained by dividing (i) the amount of such outstanding aggregate principal amount plus accrued and unpaid interest through the Mandatory Conversion Date by (ii) the Mandatory Conversion Price (as defined below). Upon the Bridge Note Maturity Date, or, if the Bridge Note Maturity Date is extended, the Extended Bridge Note Maturity Date, if the Rights Offering has not closed, all, but not less than all, of the outstanding aggregate principal amount plus accrued and unpaid interest, if any, on the Bridge Notes will convert into a number of shares of Common Stock (rounded up to the nearest whole share of Common Stock) equal to the quotient obtained by dividing (i) the amount of such outstanding aggregate principal amount plus accrued and unpaid interest through the date of the Bridge Note Maturity Date or the Extended Bridge Note Maturity Date, as applicable, by (ii) the Mandatory Conversion Price. The “Mandatory Conversion Price” will be the subscription price per whole share of Common Stock in the Rights Offering (the “Rights Offering Subscription Price”), as determined by the Company’s board of directors (regardless of whether the Rights Offering closes), subject to adjustment in the event of a “Fundamental Change” (as set forth in the Bridge Notes), provided, however, that such Rights Offering Subscription Price will be (i) not greater than $15.00 and (ii) at a discount to the market price of the Common Stock at the close of trading on the date such Rights Offering Subscription Price is determined (or, if such determination is not made on a trading day, at the close of trading on the immediately preceding date on which the Common Stock is traded). If the Rights Offering has not commenced prior to the Bridge Note Maturity Date, then the Mandatory Conversion Price will be $15.00 per whole share.

Notwithstanding anything in the Bridge Notes to the contrary, the maximum number of shares of Common Stock issuable upon the conversion of the Bridge Notes (the “Bridge Notes Conversion Shares”), will not exceed (i) 19.9% of the shares of Common Stock outstanding immediately prior to the Closing Date (before the issuance of the Bridge Notes Conversion Shares), (ii) 19.9% of the combined voting power of the voting securities of the Company outstanding immediately prior to the Closing Date (before the issuance of the Bridge Notes Conversion Shares), or (iii) such number of shares of Common Stock that would violate the applicable rules and regulations of the NYSE MKT (or other applicable trading market) without the prior approval of the Company’s stockholders, only to the extent required by such rules and regulations (each of the limitations described in clauses (i), (ii) and (iii), a “Share Conversion Limit”). In the event that the number of Bridge Notes Conversion Shares issuable under the Bridge Notes would exceed the Share Conversion Limit, then the Bridge Notes, or the applicable portions in excess the Share Conversion Limit, will cease being convertible, and the Company will instead repay such Bridge Notes, or such applicable portions in excess of the Share Conversion Limit, in cash.

The Notes Purchase Agreement contains customary representations and warranties, post-closing covenants and events of default. If an event of default arising from certain events of bankruptcy, insolvency or reorganization, with respect to the Company or any subsidiary of the Company that is a significant subsidiary, or the failure by the Company to pay certain fees when due occurs, all outstanding Bridge Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, each Bridge Note Purchaser may declare the obligations under the Bridge Notes held by such Bridge Note Purchaser to be due and immediately payable by written notice to the Company.

The foregoing description of the Note Purchase Agreement and the Bridge Notes is qualified in its entirety by reference to the Note Purchase Agreement and the form of Bridge Note, copies of which are attached hereto as Exhibits 10.7 and 10.8, respectively, and incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Bridge Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of the Closing Date, with the Bridge Notes Purchasers. The Registration Rights Agreement requires the Company (i) to file, no later than the fifth day following the earlier of (A) the consummation of the Rights Offering or (B) the Bridge Notes Maturity Date or, if extended, the Extended Bridge Note Maturity Date (the “Filing Deadline”), with the Securities and Exchange Commission (the “SEC”) a shelf registration statement covering resales of the shares of Common Stock, if any, issuable upon conversion of the Bridge Notes, (ii) to use its commercially reasonable efforts to cause such shelf registration statement to be declared effective by the SEC no later than (A) the earlier of December 14, 2016 or 60 days after the Filing Deadline or (B) if earlier, five business days after the date on which the SEC informs the Company that it will not review the shelf registration statement, and (iii) to use its commercially reasonable efforts to keep such shelf registration statement effective until the earlier of (A) the date on which all of such shares have been sold, (B) the date on which such shares may be sold without volume restrictions under Rule 144 of the Securities Act of 1933, as amended, or (B) the third anniversary of the effective date of such shelf registration statement.

If the Company does not fulfill its obligations under the Registration Rights Agreement with respect to the filing deadline, effectiveness deadline or effectiveness period of a registration statement, it will be required to pay the holders of the Bridge Notes liquidated damages in an amount in cash equal to 1.00% of such holder’s “Allocated Purchase Price,” which is the amount effectively paid by such holder for the Common Stock acquired upon conversion of the Bridge Notes, per calendar month or portion thereof prior to the cure of such event of default. The maximum payment of liquidated damages to any such holder associated with all events of default will not exceed 5.00% of such holder’s Allocated Purchase Price.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

First Amendment to Seventh Amendment, Consent and Waiver to Delayed Draw Term Loan and Bride Loan Credit Agreement

On the Closing Date and in connection with the consummation of the Acquisition, the Company, the guarantors party thereto, and the lenders party thereto (the “Term Lenders”) entered into a First Amendment (the “First Amendment to Seventh Amendment”) to the Seventh Amendment, Consent and Waiver to Delayed Draw Term Loan and Bridge Loan Credit Agreement (the “Seventh Amendment”). Pursuant to the First Amendment to Seventh Amendment, the Term Lenders agreed to amend the Seventh Amendment to modify the description of the Bridge Notes therein to permit the Company to issue up to $52,632,000 aggregate principal amount of Bridge Notes with a maturity date of not later than November 14, 2016.

The foregoing description of the First Amendment to Seventh Amendment is qualified in its entirety by reference to the First Amendment to Seventh Amendment, a copy of which is attached hereto as Exhibit 10.9 and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on June 14, 2016 the Buyer, the Seller and the Company entered into the Purchase Agreement. Pursuant to the Purchase Agreement, the Buyer agreed to acquire the Purchased Units, and indirectly Wyoming Refining Company’s wholly owned subsidiary, Wyoming Pipeline Company. Wyoming Refining Company and Wyoming Pipeline Company own, operate and use a crude oil refinery located in Newcastle, Wyoming (the “Refinery”), and certain associated pipeline assets and refined products terminals.

On July 14, 2016, the Company completed the Acquisition for an aggregate purchase price of approximately $271.4 million, including the debt that will remain in place under the BofA Loan Agreement (as described above). The purchase price was paid with existing cash on hand and amounts borrowed pursuant to the Chambers Credit Agreement and the Bridge Notes, as described above.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, including the Unit Purchase Agreement Amendment, copies of which are incorporated by reference herein as Exhibit 2.1 and Exhibit 2.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Chambers Credit Agreement, the BofA Loan Agreement, including each of the amendments thereto, the Note Purchase Agreement, the Bridge Notes and the First Amendment to Seventh Amendment is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Note Purchase Agreement and the Bridge Notes is incorporated by reference into this Item 3.02. The Company did not engage any investment advisors with respect to the transactions contemplated by the Note Purchase Agreement and the Bridge Notes, and no finders’ fees or commissions will be paid to any party in connection therewith. The Bridge Notes were issued and sold by the Company in a private placement transaction in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

On July 14, 2016, the Company issued a news release announcing the closing of the Acquisition. The news release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed with respect to the disclosure in Item 2.01 above.

(b)	Pro Forma Financial Information.

The financial information required by Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed with respect to the disclosure in Item 2.01 above.

(c)	Shell Company Transactions.

None.

(d)	Exhibits:

2.1* Unit Purchase Agreement, dated as of June 14, 2016, between Par Wyoming, LLC and Black Elk Refining, LLC. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 15, 2016.

2.2* First Amendment to Unit Purchase Agreement dated as of July 14, 2016, between Par Wyoming, LLC and Black Elk Refining, LLC.

4.1 Registration Rights Agreement dated as of July 14, 2016, by and among Par Pacific Holdings, Inc. and the purchasers party thereto.

10.1 Credit Agreement dated as of July 14, 2016, by and among Par Wyoming Holdings, LLC, the lenders party thereto, and Chambers Energy Management, LP, as agent.

10.2 Third Amended and Restated Loan Agreement dated as of April 30, 2015, by and among Hermes Consolidated, LLC, Wyoming Pipeline Company LLC, Par Wyoming, LLC and Bank of America, N.A.

10.3 First Amendment to Third Amended and Restated Loan Agreement dated as of March 31, 2016, by and among Hermes Consolidated, LLC, Wyoming Pipeline Company LLC, Par Wyoming, LLC and Bank of America, N.A.

10.4 Second Amendment to Third Amended and Restated Loan Agreement dated as of May 25, 2016, by and among Hermes Consolidated, LLC, Wyoming Pipeline Company LLC, Par Wyoming, LLC and Bank of America, N.A.

10.5 Third Amendment to Third Amended and Restated Loan Agreement dated as of July 14, 2016, by and among Hermes Consolidated, LLC, Wyoming Pipeline Company LLC, Par Wyoming, LLC and Bank of America, N.A.

10.6 Fourth Amendment to Third Amended and Restated Loan Agreement dated as of July 14, 2016, by and among Hermes Consolidated, LLC, Wyoming Pipeline Company LLC, Par Wyoming, LLC and Bank of America, N.A.

10.7 Note Purchase Agreement dated as of July 14, 2016, by and among Par Pacific Holdings, Inc. and the purchasers named therein.

10.8	Form of Convertible Subordinated Bridge Note.

10.9 First Amendment to Seventh Amendment, Consent and Waiver to Delayed Draw Term Loan and Bridge Loan Credit Agreement dated as of July 14, 2016, by and among Par Pacific Holdings, Inc., the Guarantors party thereto and the Term Lenders party thereto.

99.1	Press Release dated July 14, 2016.

*	Schedules and similar attachments to the referenced agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: July 14, 2016	/s/ J. Matthew Vaughn
J. Matthew Vaughn Senior Vice President and General Counsel